Exhibit 4

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying consolidated balance sheets of Development Bank of Japan and its subsidiaries as of March 31, 2006 and 2005, and the related consolidated statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Bank of Japan and its subsidiaries as of March 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

As described in Note3 (e)(ii), effective for the year ended March 31, 2006, Development Bank of Japan and its subsidiaries have adopted the accounting standard for impairment of fixed assets.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying consolidated financial statements.

/s/ ChuoAoyama PricewaterhouseCoopers
ChuoAoyama PricewaterhouseCoopers Tokyo, Japan
June 23, 2006

Development Bank of Japan

CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Assets
Cash and Due from banks	¥28,187	¥20,556	$239,954
Reverse Repurchase Agreements	150,003	107,999	1,276,955
Money Held in Trust (Note 26)	28,422	4,136	241,957
Securities (Notes 4, 13 and 26)	433,021	394,840	3,686,229
Loans (Note 5)	12,873,226	13,860,747	109,587,354
Other Assets (Note 6)	203,485	245,399	1,732,230
Premises and Equipment (Note 7)	36,583	37,638	311,426
Deferred Charges on Bonds and Notes	2,610	2,594	22,221
Customers’ Liabilities for Acceptances and Guarantees	161,567	98,757	1,375,392
Allowance for Loan Losses (Note 8)	(199,702)	(280,284)	(1,700,026)
Allowance for Investment Losses	(31,462)	(20,767)	(267,830)

Total Assets	¥13,685,943	¥14,471,618	$116,505,862

	Millions of yen		Thousands of U.S. dollars
	2006	2005	2006
Liabilities, Minority Interests and Equity
Liabilities
Bonds and Notes (Note 9)	¥2,261,799	¥1,994,801	$19,254,271
Borrowings (Note 10)	9,004,474	10,214,800	76,653,401
Other Liabilities (Notes 11 and 23)	211,104	249,472	1,797,096
Allowance for Bonus Payments	1,658	1,651	14,115
Allowance for Employee Retirement Benefits (Note 21)	30,887	32,218	262,942
Acceptances and Guarantees (Note 12)	161,567	98,757	1,375,392

Total Liabilities	¥11,671,492	¥12,591,701	$99,357,217

Minority Interests	¥4,111	¥4,498	$35,004

Equity
Capital	1,272,286	1,215,461	10,830,731
Retained Earnings	734,637	653,043	6,253,834
Net Unrealized Gain on Available-for-sale Securities, Net of Taxes (Note 26)	3,415	6,915	29,076

Total Equity	¥2,010,339	¥1,875,419	$17,113,641

Total Liabilities, Minority Interests and Equity	¥13,685,943	¥14,471,618	$116,505,862

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2006	2005	2006
Revenue
Interest Income	¥367,600	¥426,271	$3,129,315
Interest on Loans	365,949	424,615	3,115,257
Interest and Dividends on Securities	1,640	1,648	13,962
Interest on Reverse Repurchase Agreements	6	5	53
Interest on Due from banks	4	2	41
Other Interest Income	0	0	2
Fees and Commissions (Note 15)	2,430	2,211	20,688
Other Operating Income (Note 16)	4	16	40
Other Ordinary Income (Note 17)	33,782	57,304	287,580
Collection of Written-off Claims	7,414	1,864	63,116
Gains on Sales of Premises and Equipment	653	14	5,565

Total Revenue	¥411,885	¥487,684	$3,506,304

Expenses
Interest Expense	¥271,421	¥317,814	$2,310,556
Interest on Bonds and Notes	30,920	31,466	263,222
Interest on Borrowings	221,070	271,583	1,881,929
Other Interest Expense	19,430	14,765	165,405
Fees and Commissions (Note 18)	54	57	467
Other Operating Expenses (Note 19)	1,737	2,737	14,787
General and Administrative Expenses	25,825	27,140	219,847
Other Ordinary Expenses (Note 20)	20,368	26,036	173,395
Losses on Impairment of Fixed Assets	337	—	2,871
Losses on Sales of Premises and Equipment	12	35	108

Total Expenses	¥319,757	¥373,821	$2,722,031

Earnings before Income Taxes	¥92,128	¥113,863	$784,273

Income Taxes	¥23	¥638	$199
Current	2	638	25
Deferred	20	(0)	174

Minority Interests in Net Earnings	(125)	584	(1,072)

Net Earnings	¥92,231	¥112,639	$785,146

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2006	2005	2006
Cash Flows from Operating Activities
Earnings before Income Taxes	¥92,128	¥113,863	$784,273
Depreciation and Amortization	851	910	7,246
Losses of Impairment of Fixed Assets	337	—	2,871
Amortization of Goodwill	(1)	596	(13)
Change in Allowance for Loan Losses	(17,699)	(50,998)	(150,676)
Change in Allowance for Investment Losses	10,847	6,985	92,339
Change in Allowance for Bonus Payments	6	(8)	56
Change in Allowance for Employee Retirement Benefits	(1,330)	46	(11,327)
Interest Income-Accrual Basis	(367,600)	(426,271)	(3,129,315)
Interest Expense-Accrual Basis	271,421	317,814	2,310,556
Net Gains and Losses on Securities	(1,411)	(3,175)	(12,012)
Net Gains and Losses on Money Held in Trust	(965)	846	(8,219)
Net Gains and Losses on Foreign Exchanges	(0)	(1)	(0)
Net Gains and Losses on Sale of Premises and Equipment	(641)	20	(5,458)
Net Change in Loans	918,698	845,506	7,820,707
Net Change in Bonds and Notes	266,582	213,500	2,269,371
Net Change in Borrowings	(1,210,325)	(1,188,650)	(10,303,269)
Net Change in Reverse Repurchase Agreements	(42,004)	(30,832)	(357,578)
Interest Income-Cash Basis	375,742	424,042	3,198,629
Interest Expense-Cash Basis	(274,817)	(330,978)	(2,339,466)
Other	(1,011)	73,976	(8,609)

Sub-total	18,807	(32,806)	160,106
Refund of (Payments for) Income Taxes	(795)	1	(6,772)

Net Cash provided by (used in) Operating Activities	18,012	(32,804)	153,333

Cash Flows from Investing Activities
Payments for Purchases of Securities	(89,980)	(334,168)	(765,985)
Proceeds from Redemption of Securities	50,349	353,023	428,619
Payments for Money Held in Trust	(25,525)	(5,926)	(217,297)
Proceeds from Money Held in Trust	2,205	5,836	18,776
Payments for Purchases of Premises and Equipment	(188)	(517)	(1,604)
Proceeds from Sale of Premises and Equipment	700	60	5,964
Payments for Purchases of Subsidiaries (affecting the scope of consolidation)	7	—	62

Net Cash (used in) provided by Investing Activities	(62,431)	18,307	(531,465)

Cash Flows from Financing Activities
Capital Contribution from the Japanese Government	56,825	21,175	483,740
Payment to National Treasury	(2,836)	(7,799)	(24,150)
Dividends Paid to Minority Interests	(129)	—	(1,099)

Net Cash provided by Financing Activities	53,858	13,375	458,491

Effect of Exchange Rate Changes on Cash and Cash Equivalents	0	1	(1)

Net Change in Cash and Cash Equivalents	9,439	(1,119)	80,358

Cash and Cash Equivalents at the Beginning of the Fiscal Year	18,429	19,251	156,887

Net Increase in Cash and Cash Equivalents Resulted from the newly Consolidation of Subsidiary	—	297	—

Cash and Cash Equivalents at the End of the Fiscal Year	¥27,869	¥18,429	$237,245

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

CONSOLIDATED STATEMENTS OF EQUITY

	Millions of yen
For the Fiscal Year ended March 31, 2005	Capital	Retained Earnings	Net Unrealized Gain(Loss) on Available-for-sale Securities, Net of Taxes	Total Equity
Balance at March 31, 2004	¥1,194,286	¥540,403	¥18,956	¥1,753,646

Net Change in Unrealized Gain(Loss) on Available-for-sale Securities, Net of Taxes	—	—	(12,041)	(12,041)
Capital Contribution from the Japanese Government	21,175	—	—	21,175
Net Earnings	—	112,639	—	112,639

Balance at March 31, 2005	¥1,215,461	¥653,043	¥6,915	¥1,875,419

Appropriations: (Note 14)
Payments to National Treasury	—	10,636	—	—

Total	¥—	¥10,636	¥—	¥—

Unappropriated Retained Earnings	¥—	¥642,406	¥—	¥—

	Millions of yen
For the Fiscal Year ended March 31, 2006	Capital	Retained Earnings	Net Unrealized Gain(Loss) on Available-for-sale Securities, Net of Taxes	Total Equity
Balance at March 31, 2005	¥1,215,461	¥653,043	¥6,915	¥1,875,419

Net Change in Unrealized Gain(Loss) on Available-for-sale Securities, Net of Taxes	—	—	(3,499)	(3,499)
Capital Contribution from the Japanese Government	56,825	—	—	56,825
Net Earnings	—	92,231	—	92,231

Balance at March 31, 2006	¥1,272,286	¥745,274	¥3,415	¥2,020,976

Appropriations: (Note 14)
Payments to National Treasury	—	10,636	—	—

Total	¥—	¥10,636	¥—	¥—

Unappropriated Retained Earnings	¥—	¥734,637	¥—	¥—

	Thousands of U.S. dollars
For the Fiscal Year ended March 31, 2006	Capital	Retained Earnings	Net Unrealized Gain(Loss) on Available-for-sale Securities, Net of Taxes	Total Equity
Balance at March 31, 2005	$10,346,991	$5,559,234	$58,867	$15,965,092

Net Change in Unrealized Gain(Loss) on Available-for-sale Securities, Net of Taxes	—	—	(29,791)	(29,791)
Capital Contribution from the Japanese Government	483,740	—	—	483,740
Net Earnings	—	785,146	—	785,146

Balance at March 31, 2006	$10,830,731	$6,344,380	$29,076	$17,204,187

Appropriations: (Note 14)
Payments to National Treasury	—	90,545	—	—

Total	$—	$90,545	$—	$—

Unappropriated Retained Earnings	$—	$6,253,834	$—	$—

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying consolidated financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) and its consolidated subsidiaries in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Financial Reporting Standards.

The consolidated financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances. Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥117.47=$1.00, the effective exchange rate prevailing as of March 31, 2006, has been used in conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Basis of Consolidation

(a) Scope of Consolidation

The consolidated financial statements include the accounts of DBJ and its consolidated subsidiaries, DBJ Business Investment Co., Ltd (formerly DBJ Business Restructuring Investment Co., Ltd, prior to July, 2005), New Business Investment Co., Ltd and DBJ Corporate mezzanine partners Co., Ltd. DBJ Corporate mezzanine partners Co., Ltd. was newly consolidated in the fiscal year ended March 31, 2006.

DBJ has 2 subsidiaries, Asuka DBJ Investment LPS and GAD financial Service Limited, which are neither consolidated nor accounted for by the equity method, because underlying interests in their net earnings and retained earnings have no material impact on the consolidated financial statements of DBJ

Tomatoh, Inc. and Shin Mutsu-Ogawara, Inc., in which DBJ has over 50% ownership interest are not considered to be subsidiaries and consequently not consolidated because DBJ made those investments as part of its financing operations, which are DBJ’s primary business, and did not intend to obtain control over their operating and financing policies.

Though DBJ has 4 affiliates, Technology Alliance Investment, Ltd., Japan Energy Investment Inc. and Asuka DBJ Partners Co.,Ltd. etc, the equity method is not applied to them, since underlying interests in their net earnings and retained earnings have no material impact on the consolidated financial statements of DBJ.

As of March 31, 2006, DBJ owns greater than 20% but less than a majority of voting stock of Nihonkai LNG Co., Ltd. and 30 other companies. These companies, however, are not considered to be affiliates because DBJ made these investments as part of its financing operations, which are DBJ’s primary business, and did not intend to obtain ability to exercise significant influence on their operating and financing policies.

On consolidation, significant intercompany accounts and transactions have been eliminated.

(b) Year-end Date of Consolidated Subsidiaries

Fiscal year-end of the consolidated subsidiaries is March 31.

(c) Valuation of Consolidated Subsidiaries’ Assets and Liabilities

Assets and liabilities of newly consolidated subsidiaries are measured at fair value for consolidation.

(d) Amortization of Goodwill

The differences between the fair value of net assets and the cost of the acquired subsidiary is charged to income in the year of acquisition.

3. Summary of Significant Accounting Policies

(a) Cash and Cash Equivalents

“Cash and Cash Equivalents” in the consolidated statements of cash flows consist of cash on hand and due from banks.

The reconciliation between “Cash and Cash Equivalents” and “Cash and Due from banks” is as follows:

	Millions of yen		Thousands of U.S. dollars
March 31	2006	2005	2006
Cash and Due from Banks	¥28,187	¥20,556	$239,954
Time Deposits with Banks	(300)	(2,000)	(2,554)
Trust Money to Financial Agencies	(18)	(127)	(155)

Cash and Cash Equivalents	¥27,869	¥18,429	$237,245

(b) Securities

Held-to-maturity debt securities are stated at amortized cost on a straight-line basis, computed using the weighted average method. Available-for-sale securities whose current values can be estimated are stated at market value (cost is calculated principally using the weighted average method), and other non-marketable securities are stated at cost or amortized cost computed using the weighted average method. Investments in the limited partnerships and other similar partnerships are accounted for at net amounts of underlying interests in their net earnings based on their most recent financial statements.

Unrealized gain and loss on available-for-sale securities are included in equity, net of income taxes.

Effective in the fiscal year ended March 31, 2006, DBJ applied the accounting treatment for other compound instruments which do not have the ability to increase paid-in capital (Guidelines on Implementation of Business Accounting Standard No. 12 issued by the Accounting Standards Board of Japan on March 30, 2006).

As a result, net earnings increased by ¥102 million ($871 thousand).

(c) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

• Hedging Instruments	:	Interest Rate Swaps

Hedged Items	:	Bonds and Notes, Borrowings, and Loans

• Hedging Instruments	:	Foreign Currency Swaps

Hedged Items	:	Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign currency fluctuations on its assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regard to both of interest rate swap contracts which meet the hedging requirements of accrual method*1 and foreign currency swap contracts which meet the hedging requirements of assignment method*2 under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to evaluate their hedge effectiveness periodically.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

In cases where forward foreign exchange contracts are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a forward foreign exchange contract is executed to hedge an existing foreign currency assets or liabilities,

a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of operations in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a forward foreign exchange contract is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(e) Premises and Equipment

(i) Depreciation

Premises and equipment are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(ii) Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued “the Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses shall be recognized in the income statement by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

DBJ has applied this standard from the fiscal year beginning April 1, 2005. As a result, net earnings decreased by ¥337 million ($2,871 thousand). In the banking industry, fixed assets are stated at cost less accumulated depreciation pursuant to the Enforcement Ordinance of the Banking Law for long term credit banks and the accumulated impairment losses are also deducted from the book value of each asset.

(f) Amortization of deferred charges

“Discounts on Bonds and Notes” are amortized over the term of bonds and notes, and “Bonds and Notes Issuance Costs” are charged to income as incurred.

(g) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(h) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal policies for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided for based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but likely to become bankrupt for which future cash flows cannot reasonably be estimated is provided for the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided for based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by the investment and lending departments and then by the Credit Risk Management Department, which is independent from the investment and lending departments based on internal policies for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees, which are deemed uncollectible, have been written-off, and totaled ¥95,546 million ($813,371 thousand) and ¥104,845 million for the years ended March 31, 2006 and 2005, respectively.

(i) Allowance for Investment Losses

“Allowance for Investment Losses” is provided for based on the estimated losses on non-marketable securities.

(j) Allowance for Bonus Payments

“Allowance for Bonus Payments” is calculated and provided for based on the estimated amounts of future payment attributable to the services that have been rendered by employees and executive directors to the date of the balance sheets.

(k) Allowance for Employee Retirement Benefits

“Allowance for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at each fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(l) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those in which the ownership of leased equipment is substantially transferred to the lessee.

(m) Consumption tax

Income and expense subject to consumption tax exclude related consumption taxes paid or received.

(n) Income Taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes. On the other hand, the consolidated subsidiaries are subject to income and local taxes.

Deferred income taxes are recorded for income taxes based on differences between the tax bases of assets and liabilities and those as reported in the consolidated financial statements, using enacted tax rates which will be in effect when the differences are expected to reverse. The asset and liability method is used to determine deferred income taxes.

(o) Appropriation of Retained Earnings

Consolidated Statements of Equity are presented based on the approved appropriation of retained earnings for the fiscal years ended March 31, 2006 and 2005, respectively.

4. Securities

Securities as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Japanese Government Bonds	¥189,645	¥152,925	$1,614,416
Corporate Bonds	48,961	63,215	416,797
Equities	139,591	128,239	1,188,313
Other securities	54,822	50,460	466,703

	¥433,021	¥394,840	$3,686,229

5. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the consolidated balance sheets as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Loans to Bankrupt Debtors	¥4,313	¥25,762	$36,720
Delinquent Loans	111,720	233,765	951,056
Loans Past Due Three Months or More	—	466	—
Restructured Loans	89,301	138,629	760,208

	¥205,335	¥398,624	$1,747,984

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) Loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulties.
	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, necessary funds up to the pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount to lend, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2006 and 2005 are ¥214,022 million ($1,821,933 thousand), including ¥53,636 million ($456,593 thousand) being financed within one year and ¥70,556 million, including ¥41,328 million being financed within one year, respectively.

6. Other Assets

Other Assets as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Prepaid Expenses	¥103	¥95	$880
Accrued Income	52,155	59,168	443,993
Derivatives	3,083	5,565	26,246
Deferred Hedge Losses	146,698	171,801	1,248,817
Other	1,444	8,767	12,294

	¥203,485	¥245,399	$1,732,230

Notes:	Deferred Hedge Losses are net unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥10,138 million ($86,308 thousand) and ¥156,837 million ($1,335,125 thousand) as of March 31, 2006, respectively. The corresponding amounts as of March 31, 2005 are ¥8,870 million and ¥180,672 million, respectively.

7. Premises and Equipment

Premises and Equipment as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Tangible Fixed Assets
Land	¥20,386	¥20,395	$173,548
Buildings	33,813	34,467	287,845
Equipment	1,973	1,997	16,800
Construction in Progress	—	—	—

	¥56,173	¥56,860	$478,193
Less - Accumulated Depreciation	(20,003)	(19,638)	(170,285)

Net Book Value	¥36,169	¥37,221	$307,908

Intangible Assets
Guarantee Deposits	¥412	¥415	$3,507
Other	11	17	97

	¥423	¥432	$3,604
Less - Accumulated Amortization	(10)	(16)	(86)

Net Book Value	¥413	¥416	$3,518

8. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
General Allowance for Loan Losses	¥120,170	¥149,284	$1,022,985
Specific Allowance for Loan Losses	79,532	130,999	677,041

	¥199,702	¥280,284	$1,700,026

9. Bonds and Notes

Bonds and Notes as of March 31, 2006 and 2005 are as follows:

At March 31
Description of Bonds and Notes	Issue date	Currency and Amounts 2006 (In millions)		Interest rate (%)	Maturity date	Millions of yen				Thousands of U.S. dollars
						2006		2005		2006
Japanese Government-guaranteed Bonds 185-186*[1]	February 1996- November 1996	JPY	10,000	2.90 ~ 3.10	February 2006- November 2006	¥10,000 [10,000	]	¥20,000 [10,000	]	$85,128 [85,128	]
Japanese Government-guaranteed Bonds 1-11	August 2000- February 2006	JPY	423,000	0.80 ~ 1.90	August 2010- February 2016	423,000		380,000		3,600,919
Japanese Government-guaranteed Foreign Bonds 65,67*[2]	December 1996- September 1998	JPY	75,000	1.81 ~ 2.875	December 2006- September 2028	75,000 [50,000	]	75,000		638,461 [425,641	]
Japanese Government-guaranteed Foreign Bonds 1-9	November 1999- June 2005	JPY USD EUR	664,389 1,450 750	1.05 ~ 6.875	June 2010- June 2025	664,389		588,621		5,655,820
Japanese Government-underwritten Bonds 177-211*[1]	May 1995- December 1998	JPY	109,410	1.10 ~ 3.60	May 2005- December 2008	109,410 [36,600	]	151,180 [41,770	]	931,387 [311,569	]
FILP Agency Bonds1-24*[3]	September 2001- October 2005	JPY	980,000	0.40 ~ 1.83	September 2006- September 2020	980,000 [100,000	]	780,000		8,342,556 [851,281	]

						¥2,261,799		¥1,994,801		$19,254,271

Notes:	1.	These bonds are government-guaranteed bonds and government-underwritten bonds issued by the Hokkaido-Tohoku Development Finance Public Corporation prior to the merger with the Japan Development Bank that formed DBJ.
	2.	These bonds are government-guaranteed bonds issued by the Japan Development Bank prior to the merger with the Hokkaido-Tohoku Development Finance Public Corporation that formed DBJ.
	3.	Fiscal Investment and Loan Program (FILP) Agency Bonds issued in Japanese domestic markets are not government-guaranteed.
	4.	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

Scheduled redemptions of Bonds and Notes for each of the next five years as of March 31, 2006 are as follows:

Fiscal year ending in March 31,

2007	¥196,600	million	$1,673,619	thousand
2008	183,250		1,559,973
2009	169,560		1,443,432
2010	110,000		936,409
2011	370,000		3,149,740

10. Borrowings

Borrowings as of March 31, 2006 and 2005 are as follows:

	Average interest rate (%)	Due date of repayment	Millions of yen		Thousands of U.S. dollars
At March 31			2006	2005	2006
Borrowings
Long-term Borrowings from Japanese Government	2.07	December 2006 – October 2025	¥9,004,474	¥10,214,800	$76,653,401

			¥9,004,474	¥10,214,800	$76,653,401

Borrowings with maturities for each of the next five years as of March 31, 2006 are as follows:

Fiscal year ending in March 31,

2007	¥1,323,466	million	$11,266,421	thousand
2008	1,304,573		11,105,588
2009	1,166,509		9,930,273
2010	1,003,669		8,544,048
2011	864,082		7,355,768

11. Other Liabilities

Other Liabilities as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Accrued Expenses	¥33,049	¥37,332	$281,344
Unearned Income	19,008	18,692	161,815
Deposits from Employees	150	124	1,282
Derivatives	156,590	181,951	1,333,023
Other	2,306	11,370	19,632

	¥211,104	¥249,472	$1,797,096

12. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Guarantees	¥161,567	¥98,757	$1,375,392

	¥161,567	¥98,757	$1,375,392

13. Assets Pledged as Collateral

Securities collateralized in Real Time Gross Settlement for bank deposit at Bank of Japan are ¥119,652 million ($1,018,579 thousand) as of March 31, 2006, and ¥122,928 million as of March 31, 2005.

14. Retained Earnings

A portion of net earnings of the parent company calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law.

15. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Commissions	¥2,430	¥2,211	$20,688

	¥2,430	¥2,211	$20,688

16. Other Operating Income

Other Operating Income for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Foreign Exchange Gains	¥4	¥4	$40
Other	—	12	—

	¥4	¥16	$40

17. Other Ordinary Income

Other Ordinary Income for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Reversal of Allowance for Loan Losses	¥17,699	¥50,998	$150,676
Gains on Sales of Equities and Other Securities	2,979	3,276	25,367
Gains on Money Held in Trust	966	110	8,227
Other	12,135	2,920	103,310

	¥33,782	¥57,304	$287,580

18. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Wire Transfer Service Charges	¥5	¥5	$48
Commissions	49	51	419

	¥54	¥57	$467

19. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Foreign Exchange Losses	¥3	¥—	$32
Bonds and Notes Issuance Costs	777	881	6,616
Losses on derivative instruments	687	1,536	5,851
Other	268	319	2,288

	¥1,737	¥2,737	$14,787

20. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Provision for Investment Losses	¥10,802	¥7,099	$91,956
Write-off of Loans	5,350	14,268	45,547
Losses on Sales of Equities and Other Securities	—	7	—
Write-off of Equities	1,568	92	13,357
Losses on Money Held in Trust	0	957	8
Other	2,646	3,609	22,527

	¥20,368	¥26,036	$173,395

Notes:	Losses on sale of loans included in “Other” are ¥591 million ($5,032 thousand) and ¥607 million for the fiscal years ended March 31, 2006 and 2005, respectively.

21. Employee Retirement Benefits

DBJ has defined benefit pension plans, which consist of welfare pension fund plan and lump-sum severance indemnity plan.

(a) The Funded Status of the Pension Plans

		Millions of yen		Thousands of U.S. dollars
At March 31		2006	2005	2006
Projected Benefit Obligation	(A)	¥(45,000)	¥(44,121)	$(383,079)
Fair Value of Plan Assets	(B)	14,112	11,903	120,137

Unfunded Pension Obligation	(C)=(A)+(B)	(30,887)	(32,218)	(262,942)
Unrecognized Net Obligation at Transition	(D)	—	—	—
Unrecognized Net Actuarial Gains/Losses	(E)	—	—	—
Unrecognized Prior Service Cost	(F)	—	—	—

Net Amount Recognized on the Balance Sheet	(G)=(C)+(D)+(E)+(F)	(30,887)	(32,218)	(262,942)
Prepaid Pension Cost	(H)	—	—	—

Allowance for Employee Retirement Benefits	(G)-(H)	¥(30,887)	¥(32,218)	$(262,942)

Notes:	The above Projected Benefit Obligations include a portion in which the pension fund manages on behalf of the Japanese Government welfare program.

(b) Component of Pension Cost

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Service Cost	¥1,417	¥1,506	$12,071
Interest Cost	880	865	7,494
Expected Return on Plan Assets	(119)	(112)	(1,013)
Amortization of Prior Service Cost	—	—	—
Amortization of Net Actuarial Gains/Losses	(1,315)	121	(11,197)
Amortization of Net Obligation at Transition	—	—	—
Other Costs	—	—	—

Net Pension Cost	¥864	¥2,380	$7,355

(c) Principal Assumptions Used

At March 31	2006	2005
Discount Rate	2.0%	2.0%
Expected Rate of Return on Plan Assets	1.0%	1.0%
Method of Attributing the Projected Benefits to Periods of Services	Straight-line basis	Straight-line basis
Amortization Period of Actuarial Gains/Losses	Gains/losses are charged to income immediately	Gains/losses are charged to income immediately

22. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is substantially transferred to the lessee)

	Millions of yen
	2006			2005
At March 31	Equipment	Others	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥773	¥277	¥1,051	¥936	¥230	¥1,167
Less - Accumulated Depreciation Equivalents	(362)	(127)	(490)	(428)	(95)	(524)

Book Value Equivalents	¥410	¥149	¥560	¥508	¥134	¥642

	Thousands of U.S. dollars
	2006
At March 31	Equipment	Others	Total
Acquisition Cost Equivalents	$6,589	$2,359	$8,948
Less - Accumulated Depreciation Equivalents	(3,090)	(1,085)	(4,175)

Book Value Equivalents	$3,499	$1,274	$4,773

Future lease payments subsequent to the end of the fiscal years for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Due in One Year or Less	¥227	¥244	$1,935
Due after One Year	339	415	2,892

	¥566	¥659	$4,827

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31, 2006 amount to ¥305 million ($2,602 thousand), ¥296 million ($2,521 thousand) and ¥10 million ($86 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2005 are ¥315 million, ¥273 million and ¥53 million, respectively.

Notes: 1.	Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.
2.	Interest expense equivalents are defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the effective interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2006 and 2005.

23. Deferred Tax Assets and Liabilities

Deferred Tax Assets and Liabilities as of March 31, 2006 and 2005 consisted of the followings:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Deferred Tax Assets:
Net Losses Carryforwards	¥180	¥—	$1,540
Enterprise Tax Payable	0	60	0
Allowance for Investment Losses	142	105	1,215
Other	62	61	536

Sub Total	386	227	3,291
Less- Valuation Allowance	(386)	(227)	(3,291)

Total Deferred Tax Assets	¥0	¥0	$0

Deferred Tax Liabilities:
Net Unrealized Gain on Available-for-sale Securities	(29)	(297)	(251)
Other	(20)	—	(175)

Total Deferred Tax Liabilities	(50)	(297)	(426)

Net Deferred Tax Assets (Liabilities)	¥(50)	¥(297)	$(426)

24. Segment Information

(a) Segment Information by Type of Business

DBJ and its consolidated subsidiaries are engaged in business such as private equity investment and fund management and other activities as well as banking business. Such segment information, however, is not presented, as the percentages of those activities are insignificant.

(b) Segment Information by Geographic Area

Segment information classified by geographic area is not presented, as there are no consolidated subsidiaries and offices located in countries or areas other than Japan.

(c) Ordinary Income from Overseas Entities

Ordinary income from overseas entities is omitted because the amount is below 10 percent of the consolidated ordinary income.

25. Derivative Transactions

1. Details Related to Transactions

(a) Details of Transactions

DBJ utilizes derivative financial instruments, which comprise interest rate swaps, currency swaps and credit default swaps.

(b) Policy for Derivative Transactions

DBJ utilizes interest rate swaps and currency swaps to reduce its exposure to market risks from fluctuations in interest rates and foreign currency exchange rates, and does not hold or issue derivative financial instruments for trading purposes. DBJ also utilizes credit default swaps as part of its “acceptances and guarantees on customers’ debt” business within the limit of a certain definite amount of risk.

(c) Purposes of Transaction

DBJ utilizes interest rate swaps to reduce its exposure to the risk of interest rate fluctuations associated with funding transactions, and foreign currency swaps to reduce its exposure to the risks of foreign currency exchange rate fluctuations associated with its loans and bonds denominated in foreign currencies. DBJ also utilizes credit default swaps as part of its “acceptances and guarantees on customers’ debt” business.

DBJ adopted the Japanese accounting standards for hedge accounting to interest rate swaps and foreign currency swaps as described below:

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations as the foreign currency swap contracts meet the hedging criteria under the Accounting Standard for Financial Instruments, are translated not at market but at contractual rates.

(ii)   Hedging Instruments and Hedged Items

• Hedging Instruments	:	Interest Rate Swaps

Hedged Items	:	Bonds and Notes, Borrowings, and Loans

• Hedging Instruments	:	Foreign Currency Swaps

Hedged Items	:	Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign currency fluctuations of the hedged assets and liabilities.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regard to both of interest rate swap contracts which meet the hedging requirements of accrual method*1 and foreign currency swap contracts which meet the hedging requirements of assignment method*2 under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to evaluate their hedge effectiveness periodically.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

  In cases where forward foreign exchange contracts are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a forward foreign exchange contract is executed to hedge an existing foreign currency assets or liabilities,

a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of operations in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a forward foreign exchange contract is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(d) Risks Involved in Derivatives Transactions

Derivatives involve the following risks:

(i) Market Risk

Potential loss from changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(ii) Credit Risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions of contract governing the transactions due to the counterparty’s bankruptcy or deteriorating business conditions.

With regards to derivative transactions for hedging purpose, the market risk on derivatives is offset against the hedged transactions. As for credit risk, DBJ limits the counterparty to financial institutions highly rated by the credit rating agencies, and constantly monitors the cost of restructuring its transactions and creditworthiness of each counterparty. In addition, DBJ transacts with multiple counterparties to reduce credit risk. With regards to credit derivative transactions, DBJ holds credit risk of target debt itself in the transaction.

(e) Risk Management Policies for Derivatives

The treasury department enters into and monitors derivative transactions in accordance with the internal management policy, which defines the authorization procedures, including pre-approval by authorized personnel, and limits on derivative transactions. Also, total contract amount, total amount of risk, market value, and total amount of counterparties’ credit risk in the derivative transactions are reported to the directors in charge periodically.

(f) Supplementary explanation on Market Value of Derivatives

It should be noted that ‘Contract Value’ represents nominal contract value or notional principal amount used in determining the value of receipts or payments of interest, but this does not necessarily reflect the risks of derivative transactions themselves.

2. Information on Market Value of Derivatives

The market values of derivatives at March 31, 2006 and 2005 are as follows:

(a) Interest Rate-related Transactions

	Millions of yen
	2006
	Contract Value		Market Value	Unrealized Gain (Loss)
At March 31	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥1,604,155	¥1,504,155	¥(44,226)	¥(44,226)
Receive Float/ Pay Fixed	1,604,155	1,504,155	37,654	37,654

	¥3,208,310	¥3,008,310	¥(6,572)	¥(6,572)

	Millions of yen
	2005
	Contract Value		Market Value	Unrealized Gain (Loss)
At March 31	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	¥1,163,000	¥1,163,000	¥10,837	¥10,837
Receive Float/ Pay Fixed	1,163,000	1,163,000	(17,294)	(17,294)

	¥2,326,000	¥2,326,000	¥(6,456)	¥(6,456)

	Thousands of U.S. dollars
	2006
	Contract Value		Market Value	Unrealized Gain (Loss)
At March 31	Total	Over one year
Over-the-Counter
Swaps
Receive Fixed/ Pay Float	$13,655,870	$12,804,588	$(376,490)	$(376,490)
Receive Float/ Pay Fixed	13,655,870	12,804,588	320,542	320,542

	$27,311,740	$25,609,176	$(55,948)	$(55,948)

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations. Derivative transactions qualifying for hedge accounting are excluded from the tables above.
	2.	Market values for the over-the-counter transactions are based primarily on discounted present values.

(b) Currency-related Transactions

There is no currency-related derivative transactions whose unrealized gains and losses are recognized currently in income.

(c) Equity-related Transactions

Not applicable

(d) Bond-related Transactions

Not applicable

(e) Commodity-related Transactions

Not applicable

(f) Credit Derivatives Transactions

Millions of yen
2006
	Contract Value				Market Value	Unrealized Gain (Loss)
At March 31	Total		Over one year
Over-the-Counter
Credit Default Swap
Sold		¥—		¥—	¥—	¥—
Bought		—		—	—	—

	¥		¥		¥—	¥—

Millions of yen
2005
	Contract Value				Market Value	Unrealized Gain (Loss)
At March 31	Total		Over one year
Over-the-Counter
Credit Default Swap
Sold		¥1,853,901		¥—	¥274	¥274
Bought		1,837,501		—	(162)	(162)

	¥		¥		¥112	¥112

Thousands of U.S. dollars
2006
	Contract Value				Market Value	Unrealized Gain (Loss)
At March 31	Total		Over one year
Over-the-Counter
Credit Default Swap
Sold		$—		$—	$—	$—
Bought		—		—	—	—

	$		$		$—	$—

Notes:	1.	The above transactions are marked to market and changes in unrealized gain (loss) are included in the Consolidated Statements of Operations.
	2.	Market values are based on the counterparties’ tendered price.
	3.	‘Sold’ means the underwriting of credit risk and ‘Bought’ means the transferring of credit risk.

26. Market Value of Securities and Money Held in Trust

Market value of Securities and Money held in Trust as of March 31, 2006 and 2005 are summarized below. The information about investments in subsidiaries and affiliates with market value is reported in the notes to non-consolidated financial statements.

1. Securities

(a) Trading Securities

Not applicable

(b) Held-to-maturity Debt Securities with market values

Millions of yen
2006
At March 31	Book Value	Market Value	Unrealized Gain (Loss)
			Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	43,230	43,089	(140)	185	(326)
Other	—	—	—	—	—

	¥43,230	¥43,089	¥(140)	¥185	¥(326)

Millions of yen
2005
At March 31	Book Value	Market Value	Unrealized Gain (Loss)
			Net	Gain	(Loss)
Japanese Government Bonds	¥—	¥—	¥—	¥—	¥—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	48,000	48,609	609	609	—
Other	—	—	—	—	—

	¥48,000	¥48,609	¥609	¥609	¥—

Thousands of U.S. dollars
2006
At March 31	Book Value	Market Value	Unrealized Gain (Loss)
			Net	Gain	(Loss)
Japanese Government Bonds	$—	$—	$—	$—	$—
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	368,009	366,810	(1,199)	1,580	(2,779)
Other	—	—	—	—	—

	$368,009	$366,810	$(1,199)	$1,580	$(2,779)

Notes:	Market value is based on the closing price at the respective fiscal year ends.

(c) Available-for-sale Securities with market values

	Millions of yen
	2006
At March 31	Acquisition Cost	Book Value	Unrealized Gain (Loss)
			Net	Gain	(Loss)
Equities	¥110	¥95	¥(15)	¥—	¥(15)
Bonds	194,226	192,543	(1,683)	32	(1,715)
Japanese Government Bonds	191,226	189,645	(1,580)	32	(1,613)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	3,000	2,897	(102)	—	(102)
Other	—	—	—	—	—

	¥194,337	¥192,638	¥(1,698)	¥32	¥(1,730)

	Millions of yen
	2005
At March 31	Acquisition Cost	Book Value	Unrealized Gain (Loss)
			Net	Gain	(Loss)
Equities	¥175	¥579	¥403	¥403	¥—
Bonds	161,991	162,927	935	946	(11)
Japanese Government Bonds	151,991	152,925	933	944	(11)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	10,000	10,002	2	2	—
Other	—	—	—	—	—

	¥162,167	¥163,506	¥1,339	¥1,350	¥(11)

	Thousands of U.S. dollars
	2006
At March 31	Acquisition Cost	Book Value	Unrealized Gain (Loss)
			Net	Gain	(Loss)
Equities	$944	$815	$(129)	$—	$(129)
Bonds	1,653,413	1,639,084	(14,329)	277	(14,606)
Japanese Government Bonds	1,627,874	1,614,416	(13,458)	277	(13,735)
Japanese Local Government Bonds	—	—	—	—	—
Short-term Corporate Bonds	—	—	—	—	—
Corporate Bonds	25,539	24,668	(871)	—	(871)
Other	—	—	—	—	—

	$1,654,357	$1,639,899	$(14,458)	$277	$(14,735)

Notes: Book value above represent the market values determined based on the closing price at the respective fiscal year ends.

(d) Held-to-maturity Debt Securities sold

	Millions of yen
	2006
For the Fiscal Year ended March 31	Cost of securities sold	Proceeds from sales	Net Gain (Loss) on sales
Corporate Bonds	¥349	¥349			¥—

	¥349	¥349			¥—

	Millions of yen
	2005
For the Fiscal Year ended March 31	Cost of securities sold	Proceeds from sales	Net Gain (Loss) on sales
Corporate Bonds	¥—	¥—			¥—

	¥—	¥—			¥—

	Thousands of U.S. dollars
	2006
For the Fiscal Year ended March 31	Cost of securities sold	Proceeds from sales	Net Gain (Loss) on sales
Corporate Bonds	$2,978	$2,978			$—

	$2,978	$2,978			$—

(e) Available-for-sale Securities sold

	Millions of yen
	2006
For the Fiscal Year ended March 31	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥13,096	¥2,982	¥3

	¥13,096	¥2,982	¥3

	Millions of yen
	2005
For the Fiscal Year ended March 31	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	¥4,071	¥3,798	¥—

	¥4,071	¥3,798	¥—

	Thousands of U.S. dollars
	2006
For the Fiscal Year ended March 31	Proceeds from Sales	Total amount of Gain on Sales	Total amount of Loss of Sales
Available-for-sale Securities	$111,491	$25,392	$28

	$111,491	$25,392	$28

(f) Held-to-maturity Debt Securities and Available-for-sale Securities whose market values are not readily determinable

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Held-to-maturity Debt Securities
Unlisted Corporate Bonds	¥783	¥5,163	$6,670
Available-for-sale Securities
Unlisted Equities	139,495	127,659	1,187,498
Unlisted Corporate Bonds	—	50	—
Other	56,873	50,460	484,154

	¥197,152	¥183,333	$1,678,322

(g) Change in Classification of Securities

As one of the consolidated subsidiaries sold a portion of the “Held-to-maturity Debt Securities” portfolio, DBJ has reclassified “Held-to-maturity Debt Securities” amounting to ¥2,049 million to “Available-for-sale Securities” for the year ended March 31, 2006.

(h) Redemption Schedule of Available-for-sale Securities with maturities and Held-to-maturity-Debt Securities

	Millions of yen
	2006
	Maturity
At March 31	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥99,154	¥80,340	¥54,165	¥2,897
Japanese Government Bonds	90,120	50,360	49,165	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	9,033	29,980	5,000	2,897
Other	2,049	—	—	—

	¥101,203	¥80,340	¥54,165	¥2,897

	Millions of yen
	2005
	Maturity
At March 31	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	¥80,760	¥81,156	¥54,221	¥—
Japanese Government Bonds	50,239	51,094	51,591	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	30,521	30,062	2,630	—
Other	—	—	—	—

	¥80,760	¥81,156	¥54,221	¥—

	Thousands of U.S. dollars
	2006
	Maturity
At March 31	Within 1 year	1 to 5 years	5 to 10 years	More than 10 years
Bonds	$844,079	$683,919	$461,096	$24,668
Japanese Government Bonds	767,179	428,705	418,532	—
Japanese Local Government Bonds	—	—	—	—
Short-term Corporate Bonds	—	—	—	—
Corporate Bonds	76,900	255,214	42,564	24,668
Other	17,451	—	—	—

	$861,530	$683,919	$461,096	$24,668

2. Money Held in Trust

There is no Money Held in Trust held for the purpose of investment or held-to-maturity. Market value of Other Money Held in Trust (Money Held in Trust other than that stated above) is summarized below:

	Millions of yen
	2006
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
At March 31			Net	Gain	(Loss)
Other Money Held in Trust	¥28,422	¥28,422	¥—	¥—	¥—

	Millions of yen
	2005
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
At March 31			Net	Gain	(Loss)
Other Money Held in Trust	¥5,061	¥4,136	¥—	¥—	¥—

	Thousands of U.S. dollars
	2006
	Acquisition Cost	Book Value	Unrealized Gain (Loss)
At March 31			Net	Gain	(Loss)
Other Money Held in Trust	$241,957	$241,957	$—	$—	$—

3. Net Unrealized Gain on Available-for-sale Securities

The breakdown of net unrealized gain on Available-for-sale Securities is as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Net Unrealized Gain
Available-for-sale Securities	¥3,453	¥7,355	$29,397
Other Money Held in Trust	—	—	—
Add: Deferred Tax Assets (Less: Deferred Tax Liabilities)	(29)	(297)	(251)

	¥3,423	¥7,057	$29,146

Amount corresponding to Minority Interests	(8)	(142)	(70)

Net Unrealized Gain on Available-for-sale Securities, Net of Taxes	¥3,415	¥6,915	$29,076

Notes:	Net unrealized gain included foreign currency translation adjustments on non-marketable securities denominated in foreign currency.

Report of Independent Auditors

To the Governor of

Development Bank of Japan

We have audited the accompanying non-consolidated balance sheets of Development Bank of Japan as of March 31, 2006 and 2005, and the related non-consolidated statements of operations and equity for the years then ended, all expressed in Japanese Yen. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of Development Bank of Japan as of March 31, 2006 and 2005, and the non-consolidated results of their operations for the years then ended in conformity with accounting principles generally accepted in Japan.

As described in Note2 (d)(ii), effective for the year ended March 31, 2006, Development Bank of Japan has adopted the accounting standard for impairment of fixed assets.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying non-consolidated financial statements.

/s/ ChuoAoyama PricewaterhouseCoopers
ChuoAoyama PricewaterhouseCoopers
Tokyo, Japan
June 23, 2006

Development	Bank of Japan

NON-CONSOLIDATED BALANCE SHEETS

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Assets
Cash and Due from banks	¥27,804	¥18,189	$236,694
Reverse Repurchase Agreements	150,003	107,999	1,276,955
Money Held in Trust	28,422	4,136	241,956
Securities (Notes 3 and 10)	429,587	391,172	3,656,993
Loans (Note 4)	12,873,226	13,860,747	109,587,353
Other Assets (Note 5)	203,165	245,396	1,729,508
Premises and Equipment (Note 6)	36,543	37,601	311,086
Deferred Charges on Bonds and Notes	2,610	2,594	22,221
Customers’ Liabilities for Acceptances and Guarantees	161,567	98,757	1,375,392
Allowance for Loan Losses (Note 7)	(199,702)	(280,284)	(1,700,026)
Allowance for Investment Losses	(31,111)	(20,508)	(264,845)

Total Assets	¥13,682,117	¥14,465,803	$116,473,287

	Millions of yen		Thousands of U.S. dollars
	2006	2005	2006
Liabilities and Equity
Liabilities
Bonds and Notes	¥2,261,799	¥1,994,801	$19,254,271
Borrowings	9,004,474	10,214,800	76,653,401
Other Liabilities (Note 8)	211,045	248,497	1,796,589
Allowance for Bonus Payments	1,658	1,651	14,115
Allowance for Employee Retirement Benefits	30,887	32,218	262,942
Acceptances and Guarantees (Note 9)	161,567	98,757	1,375,392

Total Liabilities	¥11,671,432	¥12,590,725	$99,356,710

Equity
Capital	¥1,272,286	¥1,215,461	$10,830,731
Retained Earnings (Note 11)	734,997	652,953	6,256,894
Statutory Reserve	1,068,918	1,027,021	9,099,502
Accumulated Deficit	(333,921)	(374,067)	(2,842,608)
Net Unrealized Gain on Available-for-sale Securities	3,401	6,662	28,952

Total Equity	¥2,010,684	¥1,875,077	$17,116,577

Total Liabilities and Equity	¥13,682,117	¥14,465,803	$116,473,287

Accompanying notes are an integral part of these financial statements.

Development	Bank of Japan

NON-CONSOLIDATED STATEMENTS OF OPERATIONS

	Millions of yen		Thousands of U.S. dollars
For the Fiscal Years ended March 31	2006	2005	2006
Revenue
Interest Income	¥367,824	¥426,264	$3,131,219
Interest on Loans	365,949	424,615	3,115,257
Interest and Dividends on Securities	1,864	1,642	15,869
Interest on Reverse Repurchase Agreements	6	5	53
Interest on Due from banks	4	0	38
Other Interest Income	0	0	2
Fees and Commissions (Note 12)	2,430	2,211	20,688
Other Operating Income (Note 13)	4	4	40
Other Ordinary Income (Note 14)	33,277	54,152	283,284
Collection of Written-off Claims	7,414	1,864	63,116
Gains on Sales of Premises and Equipment	653	14	5,564

Total Revenue	¥411,604	¥484,513	$3,503,911

Expenses
Interest Expense	¥271,421	¥317,814	$2,310,556
Interest on Bonds and Notes	30,920	31,466	263,222
Interest on Borrowings	221,070	271,583	1,881,929
Interest on Swaps (net)	19,383	14,764	165,005
Other Interest Expense	47	0	400
Fees and Commissions (Note 15)	54	57	467
Other Operating Expenses (Note 16)	1,737	2,737	14,787
General and Administrative Expenses	25,602	26,905	217,953
Other Ordinary Expenses (Note 17)	19,758	24,413	168,204
Losses on Impairment of Fixed Assets	337	—	2,871
Losses on Sales of Premises and Equipment	12	35	108

Total Expenses	¥318,924	¥371,963	$2,714,946

Net Earnings (Loss)	¥92,679	¥112,550	$788,965

Accompanying notes are an integral part of these financial statements.

Development	Bank of Japan

NON-CONSOLIDATED STATEMENTS OF EQUITY

	Millions of yen
For the Fiscal Year ended March 31, 2005	Capital	Retained Earnings		Net Unrealized Gain (Loss) on Available- for- sale Securities	Total Equity
		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2004	¥1,194,286	¥1,000,908	¥(460,504)	¥18,956	¥1,753,646

Net Change in Unrealized Gain (Loss) on Available-for-sale Securities	—	—	—	(12,293)	(12,293)
Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 11)	—	26,113	(26,113)	—	—
Capital Contribution from the Japanese Government	21,175	—	—	—	21,175
Net Earnings	—	—	112,550	—	112,550

Balance at March 31, 2005	¥1,215,461	¥1,027,021	¥(374,067)	¥6,662	¥1,875,077

Appropriations: (Note 11)
Provision for Statutory Reserve	—	41,896	(41,896)	—	—
Payment to National Treasury	—	—	(10,636)	—	—

Total	¥—	¥41,896	¥(52,533)	¥—	¥—

Unappropriated Accumulated Deficit	¥—	¥—	¥(426,600)	¥—	¥—

	Millions of yen
For the Fiscal Year ended March 31, 2006	Capital	Retained Earnings		Net Unrealized Gain (Loss) on Available- for- sale Securities	Total Equity
		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2005	¥1,215,461	¥1,027,021	¥(374,067)	¥6,662	¥1,875,077

Net Change in Unrealized Gain (Loss) on Available-for-sale Securities	—	—	—	(3,261)	(3,261)
Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 11)	—	41,896	(41,896)	—	—
Payment to National Treasury (Note11)	—	—	(10,636)	—	(10,636)
Capital Contribution from the Japanese Government	56,825	—	—	—	56,825
Net Earnings	—	—	92,679	—	92,679

Balance at March 31, 2006	¥1,272,286	¥1,068,918	¥(333,921)	¥3,401	¥2,010,684

Appropriations: (Note 11)
Provision for Statutory Reserve	—	7,675	(7,675)	—	—
Payment to National Treasury	—	—	0	—	—

Total	¥—	¥7,675	¥(7,675)	¥—	¥—

Unappropriated Accumulated Deficit	¥—	¥—	¥(341,597)	¥—	¥

	Thousands of U.S. dollars
For the Fiscal Year ended March 31, 2006	Capital	Retained Earnings		Net Unrealized Gain (Loss) on Available- for-sale Securities	Total Equity
		Statutory Reserve	Accumulated Deficit
Balance at March 31, 2005	$10,346,991	$8,742,843	$(3,184,368)	$56,720	$15,962,186

Net Change in Unrealized Gain (Loss) on Available-for-sale Securities	—	—	—	(27,768)	(27,768)
Transfer from net earnings accounted under the DBJ Law to Statutory Reserve (Note 11)	—	356,659	(356,659)	—	—
Payment to National Treasury (Note11)	—	—	(90,545)	—	(90,545)
Capital Contribution from the Japanese Government	483,740	—	—	—	483,740
Net Earnings	—	—	788,964	—	788,964

Balance at March 31, 2006	$10,830,731	$9,099,502	$(2,842,608)	$28,952	$17,116,577

Appropriations: (Note 11)
Provision for Statutory Reserve	—	65,343	(65,343)	—	—
Payment to National Treasury	—	—	—	—	—

Total	$—	$65,343	$(65,343)	$—	$—

Unappropriated Accumulated Deficit	$—	$—	$(2,907,951)	$—	$—

Accompanying notes are an integral part of these financial statements.

Development Bank of Japan

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying financial statements have been prepared from the accounts maintained by Development Bank of Japan (“DBJ”) in accordance with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of International Financial Reporting Standards.

The financial statements are not intended to present the financial position and the result of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The amounts indicated in millions of yen are rounded down by omitting the figures less than one million yen. Accordingly, the sum of each amount appearing in the accompanying financial statements and the notes thereto may not be equal to the sum of the individual account balances.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥117.47=$1.00, the effective exchange rate prevailing as of March 31, 2006, has been used in conversion. The presentation of such amounts is not intended to imply that Japanese yen amounts have been or could have been readily translated, realized or settled in U.S. dollars at that rate or any other rate.

2. Summary of Significant Accounting Policies

(a) Securities

Held-to-maturity debt securities are stated at amortized cost, on a straight-line basis, computed using the weighted average method. Investments in subsidiaries are stated at cost computed using the weighted average method. Available-for-sale securities whose current values can be estimated are stated at market value (cost is calculated principally using the weighted average method), and other non-marketable securities are stated at cost or amortized cost computed using the weighted average method. Investments in the limited partnerships and other similar partnerships are accounted for at net amounts of underlying interests in their net earnings based on their most recent financial statements.

Unrealized gains and losses on available-for-sale securities are included in equity.

Effective in the fiscal year ended March 31, 2006, DBJ applied the accounting treatment for other compound instruments which do not have the ability to increase paid-in capital (Guidelines on Implementation of Business Accounting Standard No. 12 issued by the Accounting Standards Board of Japan on March 30, 2006).

As a result, net earnings increased by ¥102 million ($871 thousand).

(b) Valuation Method for Derivative Financial Instruments

All derivative financial instruments are carried at market value, except for certain derivatives that are designated as hedging instruments as discussed below.

(c) Hedge Accounting

(i) Hedge Accounting

DBJ applies the deferral method of hedge accounting. Foreign currency swaps, which are used to hedge the foreign currency fluctuations are translated not at market values but at contractual rates, as the foreign currency swap contracts meet the hedging criteria under the Accounting Standards for Financial Instruments.

(ii) Hedging Instruments and Hedged Items

• Hedging Instruments	:	Interest Rate Swaps

Hedged Items	:	Bonds and Notes, Borrowings, and Loans

• Hedging Instruments	:	Foreign Currency Swaps

Hedged Items	:	Foreign currency denominated Loans and Bonds and Notes

(iii) Hedging Policy

DBJ utilizes hedging instruments to hedge interest rate and foreign currency fluctuations on its assets and liabilities within the outstanding asset and liability amounts.

(iv) Evaluation of Hedge Effectiveness

DBJ evaluates the effectiveness of the hedges by testing whether the derivatives are effective in reducing the risks associated with the hedged items.

In regard to both of interest rate swap contracts which meet the hedging requirements of accrual method*1 and foreign currency swap contracts which meet the hedging requirements of assignment method*2 under the Accounting Standards for Financial Instruments at the inception date, DBJ is not required to evaluate their hedge effectiveness periodically.

*1

If interest rate swap contracts are used as hedges and meet certain hedging criteria, the net amount to be paid or received under the interest rate swap contract is added to or deducted from the interest on the assets or liabilities for which the swap contract was executed.

*2

In cases where forward foreign exchange contracts are used as hedges and meet certain hedging criteria, forward foreign exchange contracts and hedged items are accounted for in the following manner;

1) If a forward foreign exchange contract is executed to hedge an existing foreign currency assets or liabilities,

a) the difference, if any, between the Japanese yen amount of the hedged foreign currency asset or liability translated using the spot rate at the inception date of the contract and the book value of the asset or liability is recognized in the statement of operations in the period which includes the inception date, and b) the discount or premium on the contract (that is, the difference between the Japanese yen amount of the contract translated using the contracted forward rate and that translated using the spot rate at the inception date of the contract) is recognized over the term of the contract.

2) If a forward foreign exchange contract is executed to hedge a future transaction denominated in a foreign currency, the future transaction will be recorded using the contracted forward rate, and no gains or losses on the forward foreign exchange contract are recognized.

(d) Premises and Equipment

(i) Depreciation

Premises and equipment are depreciated using the declining-balance method, except for buildings (excluding installed facilities) that are depreciated on a straight-line basis.

The estimated useful lives are principally as follows:

Buildings: 22 years to 50 years

Equipment: 3 years to 20 years

(ii) Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued “the Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses shall be recognized in the income statement by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

DBJ has applied this standard from the fiscal year beginning April 1, 2005. As a result, net earnings decreased by ¥337 million ($2,871 thousand). In the banking industry, fixed assets are stated at cost less accumulated depreciation pursuant to the Enforcement Ordinance of the Banking Law for long term credit banks and the accumulated impairment losses are also deducted from the book value of each asset.

(e) Amortization of deferred charges

“Discounts on Bonds and Notes” are amortized over the term of bonds and notes, and “Bonds and Notes Issuance Costs” are charged to income as incurred.

(f) Foreign currency translation and revaluation method

Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rates prevailing at the fiscal year end.

(g) Allowance for Loan Losses

DBJ provides for “Allowance for Loan Losses” as detailed below pursuant to the internal policies for self-assessment of credit quality and loan losses.

The allowance for claims on debtors who are legally bankrupt, in special liquidation or effectively bankrupt is provided for based on the amount of claims, after the write-off described below, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt at the moment, but likely to become bankrupt for which future cash flows cannot reasonably be estimated is provided for the amount considered to be necessary based on an overall solvency assessment performed on the claims, net of amounts expected to be collected through disposal of collateral or execution of guarantees.

With respect to the claims on debtors who are likely to become bankrupt or to be closely monitored, and for which future cash flows can reasonably be estimated, the allowance is provided for the difference between the present value of expected future cash flows discounted at the contracted interest rate and the carrying value of the claims.

The allowance for claims on debtors other than those described above is provided for based on the historical default rate, which is calculated based on the actual defaults over a certain historical period (the average financing period for DBJ).

All claims are assessed initially by the investment and lending departments and then by the Credit Risk Management Department, which is independent from the investment and lending departments based on internal policies for self-assessment of credit quality. The allowance is provided based on the results of the self-assessment.

With respect to the claims on debtors who are legally or substantially bankrupt with collateral or guarantees, the amount of claims exceeding the estimated market values of collateral or guarantees, which are deemed un-collectible, have been written-off, and totaled ¥95,546 million ($813,372 thousand) and ¥104,845 million for the years ended March 31, 2006 and 2005, respectively.

(h) Allowance for Investment Losses

“Allowance for Investment Losses” is provided for based on the estimated losses on non-marketable securities.

(i) Allowance for Bonus Payments

“Allowance for Bonus Payments” is calculated and provided for based on the estimated amounts of future payment attributable to the services that have been rendered by employees and executive directors to the date of the balance sheets.

(j) Allowance for Employee Retirement Benefits

“Allowance for Employee Retirement Benefits” represents future payments for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and estimated pension plan assets at each fiscal year end. The actuarial gain or loss is recognized during the year it arises.

(k) Equipment Used under Finance Lease Agreements

Equipment used under finance lease agreements is accounted for as equipment leased under operating leases, except for those in which the ownership of leased equipment is substantially transferred to the lessee, in which case the equipment is capitalized.

(l) Consumption tax

Income and expense subject to consumption tax exclude related consumption taxes paid or received.

(m) Income taxes

DBJ is exempt from taxes based on income, however, DBJ is subject to parity taxes among local taxes.

3. Securities

Securities as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Japanese Government Bonds	¥189,645	¥152,925	$1,614,416
Corporate Bonds	46,911	60,816	399,346
Equities	142,553	131,670	1,213,528
Other securities	50,477	45,760	429,703

	¥429,587	¥391,172	$3,656,993

Notes:	Investments in subsidiaries included in “Equities” as of March 31, 2006 and 2005 are ¥7,612 million ($64,800 thousand) and ¥7,610 million, respectively.

4. Non-performing Loans

The amounts of Non-Performing Loans included in “Loans” on the non-consolidated balance sheets as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Loans to Bankrupt Debtors	¥4,313	¥25,762	$36,720
Delinquent Loans	111,720	233,765	951,056
Loans Past Due Three Months or More	—	466	—
Restructured Loans	89,301	138,629	760,208

	¥205,335	¥398,624	$1,747,984

Notes:	1.	The amounts of Loans indicated above are stated at gross amounts, before reduction of allowance for loan losses.
	2.	“Loans to Bankrupt Debtors” represent non-accrual loans to debtors who are legally bankrupt as defined in Article 96-1-3 and 4 of the Japanese Tax Law Enforcement Regulation.
	3.	“Delinquent Loans” represent non-accrual loans other than (i) Loans to Bankrupt Debtors and (ii) loans whose interest payments are deferred in order to assist or facilitate the restructuring efforts of borrowers in financial difficulties.
	4.	“Loans Past Due Three Months or More” are loans whose principal or interest payment is three months or more past due, and do not fall under the category of “Loans to Bankrupt Debtors” or “Delinquent Loans”.
	5.	“Restructured loans” are loans whose repayment terms have been modified to the advantage of debtors through means such as reduction or exemption of interest rates, postponement of principal and interest payments, and forgiveness of loans to support or restructure the debtors’ businesses, and do not fall under the category of “Loans to Bankrupt Debtors”, “Delinquent Loans”, or “Loans Past Due Three Months or More”.

DBJ provides commitment lines under which it lends, upon the borrowers’ request, necessary funds up to the pre-determined amount that is within the borrowers’ financing needs for the projects and up to the agreed maximum amount, provided that their requests meet terms and conditions for disbursement prescribed in the loan agreements. The total balance of unused commitment lines as of March 31, 2006 and 2005 are ¥214,022 million ($1,821,933 thousand), including ¥53,636 million ($456,593 thousand) being financed within one year and ¥70,556 million, including ¥41,328 million being financed within one year, respectively.

5. Other Assets

Other Assets as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Prepaid Expenses	¥99	¥92	$851
Accrued Income	52,155	59,168	443,993
Derivatives	3,083	5,565	26,247
Deferred Hedge Losses	146,698	171,801	1,248,817
Other	1,127	8,767	9,600

	¥203,165	¥245,396	$1,729,508

Notes:	Deferred Hedge Losses are net unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting are ¥10,138 million ($86,308 thousand) and ¥156,837 million ($1,335,125 thousand) as of March 31, 2006, respectively. The corresponding amounts as of March 31, 2005 are ¥8,870 million and ¥180,672 million, respectively.

6. Premises and Equipment

Premises and Equipment as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Tangible Fixed Assets
Land	¥20,386	¥20,395	$173,548
Buildings	33,802	34,459	287,751
Equipment	1,970	1,995	16,774
Construction in Progress	—	—	—

	¥56,159	¥56,850	$478,072
Less-Accumulated Depreciation	(19,997)	(19,634)	(170,236)

Net Book Value	¥36,161	¥37,216	$307,836

Intangible Assets
Guarantee Deposits	¥380	¥383	$3,240
Other	(11)	17	97

	¥391	¥401	$3,336
Less-Accumulated Amortization	(10)	(16)	(86)

Net Book Value	¥381	¥385	$3,250

7. Allowance for Loan Losses

Allowance for Loan Losses as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
General Allowance for Loan Losses	¥120,170	¥149,284	$1,022,985
Specific Allowance for Loan Losses	79,532	130,999	677,041

	¥199,702	¥280,284	$1,700,026

8. Other Liabilities

Other Liabilities as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Accrued Expenses	¥33,042	¥36,654	$281,284
Unearned Income	19,008	18,692	161,815
Deposits from Employees	150	124	1,282
Derivatives	156,590	181,951	1,333,023
Other	2,253	11,073	19,185

	¥211,045	¥248,497	$1,796,589

9. Acceptances and Guarantees

Acceptances and Guarantees as of March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Guarantees	¥161,567	¥98,757	$1,375,392

	¥161,567	¥98,757	$1,375,392

10. Assets Pledged as Collateral

Securities collateralized in Real Time Gross Settlement for bank deposit at Bank of Japan are ¥119,652 million ($1,018,579 thousand) as of March 31, 2006 and ¥122,928 million as of March 31, 2005, respectively..

11. Retained Earnings

A portion of net earnings calculated pursuant to Article 4 of the Development Bank of Japan Law (“DBJ Law”) was appropriated to provision of Statutory Reserve and for payment to the National Treasury as stipulated by Article 41 of the DBJ Law. Unappropriated Accumulated deficit, losses carryforwards to the following fiscal years, are the amounts which are not appropriated under the DBJ Law for each fiscal year.

12. Fees and Commissions (Income)

Fees and Commissions (Income) for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Commissions	¥2,430	¥2,211	$20,688

	¥2,430	¥2,211	$20,688

13. Other Operating Income

Other Operating Income for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Foreign Exchange Gains	¥4	¥4	$40

	¥4	¥4	$40

14. Other Ordinary Income

Other Ordinary Income for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Reversal of Allowance for Loan Losses	¥17,699	¥50,998	$150,676
Gains on Sales of Equities and Other Securities	2,718	257	23,143
Gains on Money Held in Trust	966	110	8,227
Other	11,892	2,786	101,238

	¥33,277	¥54,152	$283,284

15. Fees and Commissions (Expenses)

Fees and Commissions (Expenses) for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Wire Transfer Service Charges	¥5	¥5	$48
Commissions	49	51	419

	¥54	¥57	$467

16. Other Operating Expenses

Other Operating Expenses for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Foreign Exchange Losses	¥3	¥—	$32
Bonds and Notes Issuance Costs	777	881	6,616
Losses on derivative instruments	687	1,536	5,851
Other	268	319	2,288

	¥1,737	¥2,737	$14,787

17. Other Ordinary Expenses

Other Ordinary Expenses for the fiscal years ended March 31, 2006 and 2005 are as follows:

	Millions of yen		Thousands of U.S. dollars
For the fiscal years ended March 31	2006	2005	2006
Provision for Investment Losses	¥10,710	¥6,620	$91,177
Write-off of Loans	5,350	14,268	45,547
Losses on Sales of Equities and Other Securities	—	7	—
Write-off of Equities	1,568	92	13,357
Losses on Money Held in Trust	—	957	8
Other	2,127	2,466	18,115

	¥19,758	¥24,413	$168,204

18. Lease Transactions

(a) Finance Lease Transactions

(Excluding leases where the ownership of the property is substantially transferred to the lessee)

	Millions of yen
	2006			2005
At March 31	Equipment	Other	Total	Equipment	Others	Total
Acquisition Cost Equivalents	¥765	¥273	¥1,039	¥931	¥226	¥1,158
Less- Accumulated Depreciation Equivalents	(361)	(126)	(487)	(428)	(95)	(524)

Book Value Equivalents	¥404	¥147	¥551	¥503	¥130	¥634

	Thousands of U.S. dollars
	2006
At March 31	Equipment	Other	Total
Acquisition Cost Equivalents	$6,519	$2,328	$8,847
Less- Accumulated Depreciation Equivalents	(3,077)	(1,076)	(4,153)

Book Value Equivalents	$3,442	$1,252	$4,694

Future lease payments subsequent to the end of the fiscal year for finance leases (including the interest portion thereon) are summarized below:

	Millions of yen		Thousands of U.S. dollars
At March 31	2006	2005	2006
Due in One Year or Less	¥224	¥242	$1,913
Due after One Year	332	409	2,834

	¥557	¥651	$4,747

Lease expense, depreciation equivalents and interest expense equivalents relating to finance leases for the fiscal year ended March 31, 2006 amount to ¥303 million ($2,582 thousand), ¥293 million ($2,500 thousand) and ¥10 million ($85 thousand), respectively. The corresponding amounts for the fiscal year ended March 31, 2005 are ¥312 million, ¥270 million and ¥53 million, respectively.

Notes:	1. Depreciation equivalents are calculated using the straight-line method, assuming that useful life is equal to the lease term and the residual value at the end of the lease term is zero.
2. Interest expenses are defined as the difference between total lease payments and acquisition equivalents, which are allocated over the lease term using the effective interest method.

(b) Operating Lease Transactions

DBJ has no future lease payments subsequent to the end of fiscal year for operating lease transactions as of March 31, 2006 and 2005.

19. Market Value of Securities

Market value of Securities, excluding investments in subsidiaries and affiliates, are reported in the notes to consolidated financial statements. DBJ holds no investments in subsidiaries with market value as of March 31, 2006 and 2005.